EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Tektronix, Inc. on Form S-8 of our report dated June 20, 2002, appearing in the Annual Report on Form 10-K of Tektronix, Inc. for the year ended May 25, 2002.


/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Portland, Oregon
January 10, 2003